UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2005

Commission File Number 1-11527

HOSPITALITY PROPERTIES TRUST

Maryland	04-3262075
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

617-964-8389

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2005, we entered into new management agreements with subsidiaries of Hyatt Corporation, or Hyatt, and Carlson Hotels Worldwide, Inc., or Carlson, with respect to the portfolio of 36 hotels previously managed by Prime Hospitality Corporation, or Prime. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, or our Annual Report, in October 2004 Blackstone Group, or Blackstone, acquired Prime, and in January 2005 Blackstone sold Prime’s AmeriSuites® brand and transferred operating responsibility for these 36 hotels to Hyatt. As part of its AmeriSuites® acquisition, Hyatt acquired the rights and obligations under our management contract covering 24 AmeriSuites® and 12 Prime HotelsSM. We have agreed with Hyatt to transfer management of the 12 Prime HotelsSM to Carlson. The new management agreements split the previous agreement into two; one with Hyatt for 24 limited service AmeriSuites® and one with Carlson for the 12 Prime HotelsSM, which are expected to be rebranded with Carlson brands, including Radisson Hotels and Resorts® and Country Inn & SuitesSM, by year end 2005.

The new management agreements described above result in changes to the table on page 44 in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our Annual Report describing the key terms of our leases and management agreements.  The column titled Prime HotelsSM /AmeriSuites® will now be presented as two separate columns.  The first replacement column will be titled AmeriSuites® and this management agreement covers 24 hotels with 2,929 suites located in 14 states. The tenant is our Taxable REIT Subsidiary, or TRS, and the manager is a subsidiary of Hyatt.  The current term of the agreement expires on December 31, 2030.  The annual minimum return to us is $18 million in 2005 (prorated for 2005 from the date of the management agreement), $17 million in 2006, $16.7 million in 2007 and $15.7 million annually thereafter.  The investment amount as of December 31, 2004 was $243,350,000. This management agreement has a limited guaranty from Hyatt or a qualified affiliate which limits the guarantor’s maximum funding under the guaranty to $50 million. The second replacement column will be titled Radisson Hotels & Resorts®, Country Inn &SuitesSM by Carlson, and Park Plaza Hotels & ResortsSM or Park InnSM and this management agreement covers 12 hotels with 2,321 rooms in 8 states.  The tenant is our TRS and the manager is a subsidiary of Carlson.  The current term of the agreement expires on December 31, 2030.  The annual minimum return to us is $8 million in 2005 (prorated for 2005 from the date of the management agreement), $9 million in 2006, $9.3 million in 2007 and $10.3 million annually thereafter.  The investment amount as of December 31, 2004 was $182,570,000. This management agreement has a limited guaranty from Carlson which limits Carlson’s maximum  funding under the guaranty to $40 million. We have also agreed to provide Hyatt and Carlson with specified amounts of funds for rebranding, refurbishments and capital expenditures, and our priority return will be increased as certain of these funds are advanced. The security deposit, renewal options and percentage return reflected in the column titled Prime HotelsSM /AmeriSuites® in our Annual Report will remain the same for each of the replacement columns.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS BUT MAY NOT OCCUR. FOR EXAMPLE:

-- THIS REPORT STATES THAT THE OWNER’S PRIORITY PAYMENTS DUE FROM THE OPERATION OF THE 24 AMERISUITES® HOTELS BY HYATT HAVE BEEN GUARANTEED BY HYATT. THESE STATEMENTS IMPLY THAT WE MAY RECEIVE AT LEAST THESE OWNER’S PRIORITY PAYMENTS FROM HYATT. IN FACT, WE MAY NOT RECEIVE THESE PAYMENTS BECAUSE THE GUARANTY AMOUNT IS EXHAUSTED, BECAUSE HYATT’S FINANCIAL CONDITION DETERIORATES AND IT IS UNABLE TO MEET ITS OBLIGATIONS OR FOR SOME OTHER REASON.

-- SIMILARLY, THIS REPORT STATES THAT THE OWNER’S PRIORITY PAYMENTS DUE FROM THE OPERATION OF THE 12 HOTELS BY CARLSON HAVE BEEN GUARANTEED BY CARLSON. THESE STATEMENTS IMPLY THAT WE WILL RECEIVE AT LEAST THESE OWNER’S PRIORITY PAYMENTS

FROM CARLSON. IN FACT, WE MAY NOT RECEIVE THESE PAYMENTS BECAUSE THE GUARANTY AMOUNT IS EXHAUSTED, BECAUSE CARLSON’S FINANCIAL CONDITION DETERIORATES AND IT IS UNABLE TO MEET ITS OBLIGATIONS OR FOR SOME OTHER REASON.

-- THIS REPORT STATES THAT WE HAVE AGREED TO PROVIDE HYATT AND CARLSON WITH SPECIFIED AMOUNTS OF FUNDS FOR REBRANDING, REFURBISHMENTS AND CAPITAL EXPENDITURES AND OUR PRIORITY RETURN WILL BE INCREASED AS CERTAIN OF THESE FUNDS ARE ADVANCED. THE FUNDS MAY BE INADEQUATE TO PAY RE-BRANDING COSTS AND CAPITAL REQUIREMENTS APPROPRIATE TO MAINTAIN THE COMPETITIVE POSITION OF THESE HOTELS. THE MANAGEMENT AGREEMENT REQUIRES US TO PROVIDE ADDITIONAL CAPITAL FUNDING IN RETURN FOR AN INCREASE IN THE GUARANTEED AMOUNT OF THE OWNER’S PRIORITY. THERE CAN BE NO ASSURANCE THAT WE WILL HAVE FUNDS AVAILABLE TO MEET THESE OBLIGATIONS.

RESULTS CONTRARY TO OUR INTENT, BELIEF OR EXPECTATION COULD OCCUR DUE TO THESE OR MANY DIFFERENT REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
By:	/s/ John G. Murray
John G. Murray President and Chief Operating Officer

Dated:  April 5, 2005